Exhibit 10.11

MILLENDO THERAPEUTICS, INC.

2012 STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2012 Stock Plan shall have the same defined meanings in this Stock Option Agreement (this “Option Agreement”).

I.           NOTICE OF STOCK OPTION GRANT

«Optionholder»

The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan, the Sub Plan and this Option Agreement, as follows:

Optionholder:

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Option:

Exercise Price (Per Share)(US$):	$

Total Exercise Price (US$):	$

Expiration Date:

Type of Grant:	Nonstatutory Stock Option and French Qualified Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:

25% of the shares subject to the option shall vest on the first anniversary of the Vesting Commencement Date, and 1/48th of the shares subject to the option shall vest monthly thereafter over the next 36 months thereafter.

Payment:	By one or a combination of the following methods of payment (described in the Stock Option Agreement):
	☑	Cash or check
	☑	Bank draft or money order payable to the Company
	☑	Pursuant to a Regulation T Program (cashless exercise) if the shares are publicly traded
	☐	Net exercise

Separation Period:

This Option shall be exercisable for three months after Optionee ceases to be a Service Provider.  Upon Optionee’s death or Disability, this Option may be exercised for one year after Optionee ceases to be a Service Provider.  In no event may Optionee exercise this Option after the Expiration Date as provided above.

II.         AGREEMENT

1.         GRANT OF OPTION.  The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant of this Option Agreement (“Optionee”), an option (this “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

2.         EXERCISE OF OPTION.  This Option shall be exercisable during its term in accordance with the provisions of Section 10 of the Plan as follows:

(a)        Right to Exercise.

(i)         Subject to subsections 2(a)(ii) and 2(a)(iii) below, this Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant.

(ii)       This Option may not be exercised for a fraction of a Share.

(b)       Method of Exercise.

(i)         This Option shall be exercisable by delivery of an exercise notice in the form attached hereto as EXHIBIT A (the “Exercise Notice”), which shall state the election to exercise this Option, the number of Shares with respect to which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

(ii)       No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.

(iii)      All amounts due are payable in United States dollars calculated by reference to the local currency to United States dollar exchange rate published in The Wall Street Journal on the date of exercise (or if the date of exercise is not a business day in the United States, the next available business day in the United States).  Neither the Company, the Employer (defined below) nor any affiliate of the Company shall be liable for any foreign exchange rate fluctuation that may affect the value of the option or of any amounts due to Optionee pursuant to the exercise of the option or the subsequent sale of any Shares acquired upon exercise.

(c)        Termination of Service. For the purposes of this Option, Optionee will no longer be considered a Service Provider as of the end date of Optionee’s contract for the provision of services to the Company or a Parent or Subsidiary of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the period (if any) during which Optionee may exercise the option after such termination will commence on the end date of Optionee’s contract.

3.         OPTIONEE’S REPRESENTATIONS.  In the event the Shares have not been registered under the Securities Act at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her or its Investment Representation Statement in the form attached hereto as EXHIBIT B.  Optionee understands that the Company is under no obligation to register or qualify the Shares with any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, Optionee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

4.         Lock-Up Period.

(a)        Optionee hereby agrees that Optionee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Optionee (other than those included in the registration) during the 180-day period (or such longer period as may be requested in writing by the representative of the underwriters of Common Stock (or other securities) of the Company in connection with NASD Rule 2711(f)(4)) following the effective date of the first registration statement of the Company filed under the Securities Act (the “Lock-Up Period”).

(b)       Optionee agrees to execute and deliver such other agreements (including the underwriter’s standard form of “lock-up” or “market standoff” agreement) as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In the event Optionee refuses to execute any such agreement, Optionee hereby agrees to comply with all of the transfer restrictions set forth above in this Section for an additional 60 days beyond the Lock-Up Period otherwise called for above.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Lock-Up Period.  Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section.

5.         METHOD OF PAYMENT.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a)        cash;

(b)       check; or

(c)        consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan

6.         RESTRICTIONS ON EXERCISE.  This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

7.         NON-TRANSFERABILITY OF OPTION.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

8.         TERM OF OPTION.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

9.         TAX OBLIGATIONS.

(a)         Optionee acknowledges that, regardless of any action taken by the Company or, if different, Optionee’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Optionee further acknowledges that the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends.  Further, if Optionee is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)         Prior to the relevant taxable or tax withholding event, as applicable, Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Optionee authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding from payroll and any other amounts payable to Optionee, including any proceeds due to Optionee from the sale of shares of Common Stock acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company on Optionee’s behalf (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board) pursuant to this authorization without further consent.

(c)         Upon Optionee’s request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to Optionee upon the exercise of this Option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of this Option as a liability for financial accounting purposes).  Any adverse consequences to Optionee arising in connection with such share withholding procedure shall be Optionee’s sole responsibility.

(d)         Optionee may not exercise this Option unless the tax withholding obligations of the Company and/or any Affiliate for Tax-Related Items are satisfied.  Accordingly, Optionee may not be able to exercise this Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

(e)         Optionee hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Optionee’s tax liabilities.  Optionee will not make any claim against the Company, or any of its officers, Directors, Employees or affiliates related to tax liabilities arising from this Option or Optionee’s other compensation

10.       ENTIRE AGREEMENT; GOVERNING LAW.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.  This Agreement is governed by the internal substantive laws but not the choice of law rules of Michigan.

11.       NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

12.       PERSONAL DATA.  Optionee understands that the Employer, if applicable, the Company, and/or its affiliates hold certain personal information about Optionee, including but not limited to Optionee’s name, home address, telephone number, date of birth, social security or equivalent tax identification number, salary, nationality, job title, and details of this Option (the “Personal Data”).  Certain Personal Data may also constitute “Sensitive Personal Data” or similar classification under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws.  Such data include but are not limited to Personal Data and any changes thereto, and other appropriate personal and financial data about Optionee.  Optionee hereby provides express consent to the Company and its Parents and Subsidiaries to collect, hold, and process any such Personal Data and Sensitive Personal Data.  Optionee also hereby provides express consent to the Company and/or its Parents and Subsidiaries to transfer any such Personal Data and Sensitive Personal Data outside the country in which Optionee is employed or retained, including transfers to the United States.  The legal persons for whom such Personal Data are intended are the Company and any broker company providing services to the Company in connection with the administration of the Plan. Optionee has been informed of Optionee’s right to access and correct Optionee Personal Data and/or Sensitive Personal Data by applying to the Company representative identified herein.

13.       EFFECT ON OTHER EMPLOYEE BENEFITS.  The value of this option is an extraordinary item of compensation, which is outside the scope of Optionee’s employment, service contract or consulting agreement, if any.  The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Parent or Subsidiary’s employee benefit plans.

14.       VOTING RIGHTS.  Optionee will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Option until such shares are issued to Optionee.  Upon such issuance, Optionee will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between Optionee and the Company or any other person.

15.       LANGUAGE.  If Optionee has received Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16.       ACKNOWLEDGEMENTS.

(a)        Optionee acknowledges receipt of a copy of the Plan and represents that he, she or it is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

(b)       Notwithstanding the Board’s good faith determination of the Fair Market Value of the Common Stock of the Company, the taxing authorities may assert that the fair market value of the Shares on the date of award was greater than the Exercise Price.

(c)        Optionee acknowledges that under Section 409A of the Code, if the Exercise Price of this Option is less than the fair market value of the Common Stock of the Company on the date of this award, this Option may be treated as a form of deferred compensation and Optionee may be subject to an additional 20% tax, plus interest and possible penalties.  Optionee is encouraged to consult a tax advisor regarding the potential impact of Section 409A of the Code.

(d)       Optionee acknowledges that the Administrator, in the exercise of its sole discretion and without Optionee’s consent, may amend or modify this Option in any manner and delay the payment of any amounts payable pursuant to this Option to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Department of Treasury regulations or guidance as the Company deems appropriate or advisable.

17.       ADDITIONAL ACKNOWLEDGEMENTS.  Optionee hereby consents and acknowledges that:

(a)         The rights and obligations of the Company under this Option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)         Optionee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Option.

(c)         Optionee acknowledges and agrees that Optionee has reviewed the Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Option, and fully understand all provisions of the Option.

(d)         This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)         All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f)         Participation in the Plan is voluntary and Optionee must accept the terms and conditions of the Plan and this option as a condition to participating in the Plan and receipt of this Option.  This option and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards.

OPTIONEE:	THE COMPANY:
MILLENDO THERAPEUTICS, INC.

By:
«Optionholder»		Julia C. Owens
President and Chief Executive Officer
Date:

Resident Address:	Date:

EXHIBIT A

2012 STOCK PLAN

EXERCISE NOTICE

MILLENDO THERAPEUTICS, INC.
201 North Main Street, Suite 100
Ann Arbor, MI  48104
Attention: Secretary

1.         EXERCISE OF OPTION.  Effective as of today, ____________, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase ___________ shares of Common Stock (the “Shares”) of MILLENDO THERAPEUTICS, INC., a Delaware corporation (the “Company”) under and pursuant to the 2012 Stock Plan (the “Plan”) and the Stock Option Agreement dated «GrantDate» (the “Option Agreement”).

2.         DELIVERY OF PAYMENT.  Optionee herewith delivers to the Company the full purchase price of the Shares in (US$), as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.         REPRESENTATIONS OF OPTIONEE.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.         RIGHTS AS STOCKHOLDER.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares shall be issued to Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

5.         COMPANY’S RIGHT OF FIRST REFUSAL.  Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a)         Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (each a “Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)         Exercise of Right of First Refusal.  At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

EXHIBIT A-1

(c)         Purchase Price.  The purchase price (the “Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d)         Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)         Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to such Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)         Exception for Certain Family Transfers.  Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during Optionee’s lifetime or on Optionee’s death by will or intestacy to Optionee’s immediate family or a trust for the benefit of Optionee’s immediate family shall be exempt from the provisions of this Section.  “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.  In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g)         Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6.         TAX CONSULTATION.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7.         RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

(a)         Legends.  Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

EXHIBIT A-2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES (OR FOR SUCH LONGER PERIOD AS PREVIOUSLY AGREED TO BY THE HOLDER OF THE SHARES) AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY.

(b)         Stop-Transfer Notices.  Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)         Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any unvested Shares or Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.         SUCCESSORS AND ASSIGNS.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her or its heirs, executors, administrators, successors and assigns.

9.         INTERPRETATION.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10.       GOVERNING LAW; SEVERABILITY.  This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Michigan.

EXHIBIT A-3

11.       ENTIRE AGREEMENT.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan, the Restricted Stock Purchase Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted By:	Accepted By:

OPTIONEE:	THE COMPANY:
MILLENDO THERAPEUTICS, INC.

By:
«Optionholder»
Name:
Date:
Title:
Resident Address:
Date:

EXHIBIT A-4

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	«Optionholder»

COMPANY:	MILLENDO THERAPEUTICS, INC.

SECURITY:	COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a)        Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)       Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.  In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.  Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities.  Optionee understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)        Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, 90 days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (i) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (ii) the availability of certain public information about the Company, (iii) the amount of Securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), and (iv) the timely filing of a Form 144, if applicable.

EXHIBIT B-1

(d)       In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, additionally, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (i), (ii), (iii) and (iv) of the paragraph immediately above.

(e)        Optionee further understands that, in the event all of the applicable requirements of Rule 701 or Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 701 and Rule 144 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 701 or Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

OPTIONEE:

«Optionholder»

Date:

EXHIBIT B-2